SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1137529
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

1040 East Main Street
Louisville, Kentucky 40206
(Address of Principal Executive Offices, including Zip Code)

S.Y. BANCORP, INC. 1995 STOCK INCENTIVE PLAN
(Full title of the plan)

Nancy B. Davis, Executive Vice President
and Chief Financial Officer
S.Y. Bancorp, Inc.
1040 East Main Street
Louisville, Kentucky 40206
(Name and address of agent for service)

(502) 625-9176
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, no par value ...............	120,000 shares	$23.68	$2,841,600	$334.46
Preferred Share Purchase Rights(2)......	None	None	None	None

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) (1), based upon the closing price of the Common Stock on the Nasdaq Stock Market on October 3, 2005.
(2)

Any value attributable to the Preferred Share Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     Pursuant to General Instruction E of Form S-8, the contents of the Registrant's previously filed registration statement on Form S-8 (File No. 33-96740) relating to the S.Y. Bancorp, Inc. 1995 Stock Incentive Plan are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 4th day of October, 2005.

S.Y. BANCORP, INC.

By: /s/ David P. Heintzman
David P. Heintzman
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes David P. Heintzman and Nancy B. Davis, or either one of them, to execute in the name of each such person and to file, any amendments to this Registration Statement as the registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his or her behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.

Signature	Title	Date

/s/ David P. Heintzman David P. Heintzman	Chairman, President, Chief Executive Officer and Director (principal executive officer)	October 4, 2005

/s/ Nancy B. Davis Nancy B. Davis	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (principal financial and accounting officer)	October 4, 2005

/s/ David H. Brooks David H. Brooks	Director	October 4, 2005

/s/ James E. Carrico James E. Carrico	Director	October 4, 2005

/s/ Charles R. Edinger, III Charles R. Edinger, III	Director	October 4, 2005

Stanley A. Gall, M.D.	Director

/s/ Carl G. Herde Carl G. Herde	Director	October 4, 2005

/s/ Bruce P. Madison Bruce P. Madison	Director	October 4, 2005

Nicholas X. Simon	Director

/s/ Norman Tasman Norman Tasman	Director	October 4, 2005

/s/ Robert L. Taylor Robert L. Taylor	Director	October 4, 2005

/s/ Kathy C. Thompson Kathy C. Thompson	Senior Executive Vice President and Director	October 4, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1

Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.2

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.3

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.3 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.4

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.5

Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2003)

4.6	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.5 filed with the Registrant's Annual Report on Form 10-K (file no. 1-13661) for the year ended December 31, 2001)

4.7

Rights Agreement dated as of April 23, 2003, between S. Y. Bancorp, Inc. and Wachovia Bank, National Association, as rights agent (incorporated herein by reference to Exhibit 1 filed with the Registrant's registration statement on Form 8-A (file no. 0-17262) filed on April 23, 2003)

5.1	Opinion and consent of Stites & Harbison, PLLC

23.1	Consent of Stites & Harbison, PLLC (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of attorney (reference is made to page 3 of this registration statement)